UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code) Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

     Between September 12 and September 22, 2008, holders of certain of the Company’s convertible debentures issued on October 1, 2007 converted an aggregate of $447,000 of principal and $48,755.89 of accrued interest due under the debentures into 5,832,421 shares of the common stock of the Company, as follows:

On September 12, 2008, Carol Ritter converted the entire $100,000 of principal and $10,828.68 of accrued interest due under the debenture issued to her on October 1, 2007 into 1,303,866 shares.

On September 22, 2008, John Ross Quigley converted the entire $217,000 of principal and $23,718.17 of accrued interest due under the debenture issued to him on October 1, 2007 into 2,831,978 shares.

On September 22, 2008, Patricia Quigley converted the entire $100,000 of principal and $10,930.03 of accrued interest due under the debenture issued to her on October 1, 2007 into 1,305,059 shares.

On September 22, 2008, Theodore Popel converted the entire $30,000 of principal and $3,279.01 of accrued interest due under the debenture issued to him on October 1, 2007 into 391,518 shares.

     All of such holders are members of the board of directors or senior management of the Company or members of their immediate families. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: September 24, 2008	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer